Exhibit 99.1

03 June 2005

Globetronics Technology Bhd.
Plot 2, Phase 4, Free Industrial Zone,
Bayan Lepas,
11900 Penang,
Malaysia

Attention:	Mr Heng Huck Lee
Chief Operating Officer

Dear Mr Heng

OFFER TO ACQUIRE ALL THE SHARES IN GLOBETRONICS (SHANGHAI) INC. (“GSI”)

We are writing to express our interest in acquiring 100% of the total issued share capital of GSI, which is held by Globetronics International Inc (“GII”). Our interest in this acquisition (the “Proposed Acquisition”) shall be by Trio-Tech International Pte Ltd or one of its subsidiaries and/or nominees (collectively referred to as “TTI’) and is subject to the following terms and conditions.

PROPOSED ACOUISITION

1.	The Proposed Acquisition is subject to:

(i)	TTI being satisfied as to the results of a due diligence to be conducted and upon legal, financial and other professional advice to be obtained; the due diligence exercise shall be for a period of fourteen (14) working days and shall commence upon GII being able to confirm and forward to TTI the list of documents required for the due diligence exercise is ready for inspection; TTI shall notify GII in writing of whether the results of the due diligence is satisfactory or otherwise within seven (7) days from the expiry of the close of the due diligence exercise.

(ii)	approval to be obtained by all relevant government agencies or regulatory bodies for the Proposed Acquisition by TTI; and

(iii)	the preparation and execution by GII and TTI of a definitive business Sale and Purchase Agreement (“S&P”) setting out each party’s understanding and intentions.

_/s/_S.W.YONG                         _/s/_H.H.LEE

TRIO-TECH INTERNATIONAL PTE LTD
03 June 2005

2.	TTI will acquire GSI as a going concern which shall include:

(i)	the take over of all existing contracts and/or confirmed purchase orders with all existing customers of GSI;

(ii)	all existing business licenses to operate the company; and

(iii)	all such other contracts entered into by GSI with third parties necessary for the operations of GSI.

3.	(i)	GSI will arrange for TTI to meet up with its existing customers to inform them of the proposed change of ownership upon acceptance of this Letter of Offer. TTI shall inform GSI as to when such visits may take place. This Letter of Offer will immediately become null and void, if one of the existing customers of GSI, Intel Corporation in Shanghai expresses its intention to discontinue the business relationship with GSI due to the change of ownership.

(ii)	At the request of TTI made in this letter of offer and, pursuant to such request, in consideration of GII introducing TII, its servants, representatives and/or agents to Intel, Shanghai to enable TTI to ascertain whether the business between GSI and Intel Shanghai would be adversely affected by a change in the ownership of GSI from GII to TTI upon the completion of the Proposed Acquisition, TTI hereby undertakes, warrants and represents to GII that should the Proposed Acquisition fail to complete for whatsoever reason (including and not limited to a failure initiated by GII), TTI, its servants and agents, whether directly or indirectly, shall refrain from contacting any employee, servant and/or agent of Intel, Shanghai and/or shall refrain from engaging and/or conducting any business with Intel, Shanghai related to or in respect of the burn in and testing of integrated circuits and/or any aspect of the businesses GSI is currently undertaking with Intel, Shanghai, for a period of twelve (12) months from the date negotiations relating to the Proposed Acquisition terminate.

4.	The offer price by TTI to acquire the 100% shares in GSI from GII will be at the sum of USD153,000 (“Purchase Price”) payable in two (2) tranches. TTI agrees to pay a deposit of ten (10) percent of the Purchase Price upon signing of this Letter of Offer to be held by GII’s solicitors as stakeholders pending the conduct of the due diligence exercise. Upon TTI completing the due diligence and informing GII of the same shall the said deposit held in stakeholding be released to GII by its solicitors. In the event that the due diligence is unsatisfactory or GII does not proceed with entering into a S&P, the deposit held in stakeholding shall be returned to TTI within seven (7) days from demand.

The remaining ninety (90) per cent of the Purchase Price shall be paid on the Handover Date of the Proposed Acquisition.

_/s/_S.W.YONG                          _/s/_H.H.LEE

TRIO-TECH INTERNATIONAL PTE LTD
03 June 2005

5.	The offer price is for 100% share in GSI and shall include all assets in GSI, but excluding the cash and bank balances, accounts receivables, other receivables, current and long term liabilities. For the avoidance of doubt, all other receivables held by third parties which are necessary for the operation of the company shall upon completion be retained by GSI. For the avoidance of doubt, TTI shall procure a name change for GSI upon the completion of the Proposed Acquisition and shall notify GII when such name has been changed and all business licences amended to reflect the new name of GSI, whereupon the parties shall decide on a mutually agreeable date (“Handover Date”) to release all cash balances in the banks standing to the credit of GSI to GII. GII undertakes that it shall be responsible for all liabilities incurred prior to the Handover Date. Such liabilities shall include liabilities which are incurred prior and up to Handover Date but payable beyond such date.

UNDERTAKINGS BY GII

6.	GII, its subsidiaries and Globetronics Technology Bhd, undertake:

(i)	that for a period of two (2) years from the completion of the Proposed Acquisition, all the aforesaid parties are not allow to engage or be interested directly or indirectly with Intel in the business of burn-in and testing of integrated circuit business used in the electronics or any other industry in the People’s Republic of China;

(ii)	not to solicit or entice away or attempt to solicit or entice away whether directly or indirectly from GSI, any customer or any person who is an officer, manager or key employee of GSI.

(iii)	upon the completion of the Proposed Acquisition to use its best endeavours to retain the employment of Mr Lai Soon Seng (“Lai”) with TTI or one of its subsidiaries and/or nominees for a position in GSI on the terms and conditions of employment as attached in the Annexure A; in the event that Lai does not accept employment with TTI or one of its subsidiaries and/or nominees for a position in GSI but remains as an employee of GII or one of its subsidiaries and/or nominees, then GII shall second Lai to GSI for a period of three (3) months after the completion of the Proposed Acquistion at a salary of RMB 25,500 per month to be paid by GSI; in the event that Lai does not accept employment with TTI or one of its subsidiaries and/or nominees for a position in GSI and does not remain as an employee of GII or one of its subsidiaries and/or nominees, then GII shall second another person of similar work experience to Lai to GSI for a period of three (3) months after the completion of the Proposed Acquistion at a salary of not more than RMB 25,500 per month to be paid by GSI. The scope of the above secondment covers all job descriptions currently provided by Lai to GSI. For the avoidance of doubt, during the period of secondment, Lai or such other person will be under the employment of GII and its/or subsidiaries;

_/s/_S.W.YONG                          _/s/_H.H.LEE

TRIO-TECH INTERNATIONAL PTE LTD
03 June 2005

(iv)	to indemnify TTI in full for all claims made by its existing customers against GSI on services rendered by GSI prior to the Handover Date of the Proposed Acquisition provided that GII is notified of any such claims and GSI shall take all reasonable steps in the defence of such claims and allow GII to defend such claims as it may deem fit provided that GSI shall not be prejudiced in any way for so doing;

(v)	to pay, satisfy, discharge and fulfill all costs, claims, expenses, liabilities, obligations, and, undertakings whatsoever relating to GSI arising out of or in connection with any period up to the Handover Date and will indemnify and hold harmless TTI in respect of the same and in this respect;

GII shall settle all accounts payable to the third parties up to the Handover Date;

(vi)	to discharge all inter company loans and liabilities against GSI on Handover Date; and

(vii)	that GII shall provide Human Resource, Finance and Administration Services (“Services”) to GSI for a total consideration of USD37,000 for a period of three (3) months from the Handover Date of the Proposed Acquisition payable on the Handover Date. The scope of the Services covers all functions currently provide by the Subsidiary to GSI.

DUE DILIGENCE AND COMPLETION

7.	Upon acceptance of this offer,

(i)	TTI must be notified and approve all capital investments exceeding the sum of US$ 1,000.00 in GSI prior to the date of completion of the Proposed Acquisition;

(ii)	TTI shall be entitled to conduct its due diligence on GSI. GSI agrees to render full cooperation to TTI, its agents, employees, contractors and consultants and to produce for inspection documents requested and provide all information necessary for such a due diligence exercise;

(iii)	the due diligence exercise shall commence upon the acceptance of the Letter of Offer and upon GII being able to confirm that the list of documents required for the due diligence exercise is ready for inspection after TTI has given the same and shall not extend beyond fourteen (14) working days from such date of GII obtaining and furnishing such documents to TTI;

(iv)	completion of the Proposed Acquisition shall be on 1 September 2005 or upon approval being obtained from the relevant government authorities approving the transfer of shares from GII to TTI whichever is later; and

(v)	any extension of time for either the due diligence exercise or completion of the Proposed Acquisition shall be by the consent of both parties.

_/s/_S.W.YONG                          _/s/_H.H.LEE

TRIO-TECH INTERNATIONAL PTE LTD
03 June 2005

VALIDITY PERIOD

8.	This Letter of Offer is open acceptance and must be replied by close of business on 03 June 2005, after which time if not accepted it will lapse and is deemed withdrawn. The reinstatement of the offer is subject to review.

CONFIDENTIALITY AND ANNOUNCEMENTS

9.1	Both parties shall maintain and keep confidential all information or data relating to GSI including the terms of this offer and any information obtained from each other in the course of all negotiations relating and/or connected to the entering into and/or completion of the Proposed Acquisition, whether in writing or orally or by any other means and whether requested by one party from the other or not, provided by one party to the other or by a third party on behalf of either party, including but not limited to any information ascertainable by the inspection or analysis of business plans, financial information, technical know-how, marketing strategy, staff management and technical expertise and confidential information of whatever kind relating to GSI (hereinafter referred to as “Confidential Information”), and shall use the Confidential Information only for the Proposed Acquisition and for no other purpose and, in particular, but without prejudice to the generality of the foregoing:-

i.	not to make any publication nor to copy or reproduce or reduce to writing any part of the Confidential Information except as may be reasonably necessary for the Proposed Acquisition and that any copies, reproductions or reductions to writing so made shall be the property of the party providing the Confidential Information;

ii.	not to disclose the Confidential Information to its employees, agents, professional advisors, directors or to third parties except in confidence to such of them who need to know the Confidential Information for the Proposed Acquisition and that:-

a.	such employees, agents, professional advisors, directors or to third parties are obliged by their contracts of employment or service not to disclose the same;

b.	the respective party shall enforce such obligations at its own expense and at the request of the other party in so far as breach thereof relates to the Confidential Information.

9.2	In relation to the Confidential Information, each party respectively undertakes, represents and warrants to the other that:-

i.	they shall be responsible for the performance of clause 9.1.(ii). above on the part of its employees, agents, professional advisors, or directors to whom the same is disclosed pursuant to clause 9.1 above; and

_/s/_S.W.YONG                         _/s/_H.H.LEE

TRIO-TECH INTERNATIONAL PTE LTD
03 June 2005

ii.	each party shall apply thereto no lesser security measures and degree of care than those which each party would apply to its own confidential or propriety information and which each party warrants as providing adequate protection of such information from unauthorised disclosure, copying or use.

9.3	The obligations of the parties hereto contained in this Agreement shall not apply to Confidential Information that:-

i.	is or has become generally available to the public (unless available as a result of the breach of this undertaking); or

ii	is required to be disclosed by law, government authority or a stock exchange (and, in this respect, each of the parties hereto warrant to the other that, to the best of its knowledge and belief, each party is, at the date hereof, not required to make any disclosure of Confidential Information to any party save and except that in the case of GII, its holding company is required to disclose relevant information relating to the Proposed Acquisition to the stock exchange and/or the Securities Commission in Malaysia and in the case of TTI, its holding Company is require to disclose relevant information to the Proposed Acquistion to the stock exchange and/or the Securities Exchange Commission in the United States of America).

9.4	In the event of a breach or threatened breach of any of the provisions of this Agreement, the party not in breach shall be entitled to an injunction restraining the party in breach from disclosing in whole or in part any of such Confidential Information and further restraining the party in breach from continuing conduct comprising such breach or threatened breach.

9.5	The parties acknowledge that such injunctive relief as a remedy to the injured party may be inadequate for any such breach or threatened breach and that the foregoing shall not be construed as prohibiting the party not in breach from pursuing any other remedies available to it in law or equity. If any legal action arises under this Agreement, the party not in breach shall be entitled to recover all costs and expenses including legal costs incurred attempting to enforcing or attempting to enforce any of the provisions or covenants hereof.

10.	Both parties agree that after accepting the terms in the Letter of Offer, that they shall not, from the date of acceptance of the Letter of Offer as specified below and for a period of 90 days after this date of acceptance or up to Completion Date whichever is later, procure that their directors, shareholders, and employees shall not discuss, negotiate or finalise any arrangements with any third party with a view to or in connection with (i) the Proposed Acquisition; or (ii) any other transaction incompatible with Proposed Acquisition and the matters discussed in this Letter of Offer.

_/s/_S.W.YONG                         _/s/_H.H.LEE

TRIO-TECH INTERNATIONAL PTE LTD
03 June 2005

GOVERNING LAW

11.	This Letter of Offer shall be governed by and construed in accordance with Laws of Singapore.

To accept this offer, please indicate your acceptance below by signing on the duplicate copy of this letter enclosed and return the same to us by telefax at fax no. +65-6259 2390 with the original to follow by courier to Trio-Tech International Pte Ltd, Blk 1008 Toa Payoh North #03-09 Singapore 318996, marked for the attention of Mr Victor Ting within five (5) days from the date hereof by 03 June 2005.

The terms and conditions in the Letter of Offer shall form the basis for the terms and conditions of a Sale and Purchase Agreement to be entered into by TTI and GII after the due diligence exercise has been conducted. Acceptance of this Letter of Offer constitutes a valid and binding contract between the parties.

Yours sincerely

_/s/_S.W.YONG

Mr Yong Siew Wai
Chief Executive Officer

c.c     Mr Victor Ting, Chief Financial Officer

Date : June 3, 2005

ACCEPTANCE

We accept your offer as set out in the terms and conditions above.

/s/ H.H. LEE

Yours sincerely
For and on behalf of
Globetronics Technology Bhd
Name: Heng Huck Lee
Date: June 3, 2005

Witness
Name:
Date: